Exhibit 4.1
EXECUTION VERSION

CONCHO RESOURCES INC.,
as Issuer,
COG HOLDINGS LLC,
COG OPERATING LLC,
COG REALTY LLC,
CONCHO ENERGY SERVICES LLC,
CONCHO OIL & GAS LLC
and
QUAIL RANCH LLC,
as Subsidiary Guarantors,
and
WELL FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
FOURTH SUPPLEMENTAL INDENTURE
dated as of May 23, 2011
to Senior Indenture
dated as of September 18, 2009
$600,000,000 6.5% Senior Notes due 2022

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310 (a)(1)	709
(a)(2)	709
(a)(3)	N.A.
(a)(4)	N.A.
(b)	708
(b)	710
311 (a)	713
(b)	713
312 (a)	801
(a)	802
(b)	802
(c)	802
313 (a)	803
(b)	803
(c)	803
(d)	803
314 (a)	804
(a)(4)	201
(a)(4)	1104
(b)	N.A.
(c)(1)	202
(c)(2)	202
(c)(3)	N.A.
(d)	N.A.
(e)	202
315 (a)	701; 703
(b)	702
(c)	701
(d)	701
(e)	614
316 (a)	201
316 (a)(1)(A)	602
(a)(1)(A)	612
(a)(1)(B)	613
(a)(2)	N.A.
(b)	608
(c)	204
317 (a)(1)	603
(a)(2)	604
(b)	1103
318 (a)	207

N.A.	means Not Applicable

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Supplemental Indenture.

i

Page
ANNEX B

NOTATION OF GUARANTEE	B-1

ANNEX C

FORM OF SUPPLEMENTAL INDENTURE	C-1

v

          THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2011, is among Concho Resources Inc., a Delaware corporation (herein called the “Company”), having its principal office at 550 West Texas Avenue, Suite 100, Midland, Texas 79701, and COG Holdings LLC, a Texas limited liability company, COG Operating LLC, a Delaware limited liability company, COG Realty LLC, a Texas limited liability company, Concho Energy Services LLC, a Texas limited liability company, Concho Oil & Gas LLC, a Texas limited liability company, and Quail Ranch LLC, a Texas limited liability company (together, the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”) under the indenture, dated as of September 18, 2009, among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the Notes, the “Indenture”).
RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS
          The Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series, and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides.
          Section 901(7) of the Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture.
          The Company, certain of the Subsidiary Guarantors and the Trustee have entered into (i) a First Supplemental Indenture dated as of September 18, 2009 to establish the form and terms of the initial series of Securities, designated as the 8.625% Senior Notes due 2017 in an aggregate principal amount of $350,000,000, (ii) a Second Supplemental Indenture dated as of November 3, 2010, to add two additional Subsidiaries of the Company, Concho Oil & Gas LLC and COG Holdings LLC, as Subsidiary Guarantors of the 8.625% Senior Notes due 2017 and (iii) a Third Supplemental Indenture dated as of December 14, 2010 to establish the form and terms of the 7.0% Senior Notes due 2021 in an aggregate principal amount of $600,000,000.
          Pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 6.5% Senior Notes due 2022 in an aggregate principal amount of $600,000,000 (the “Initial Notes”).
          From time to time subsequent to the Issue Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.
          The Company and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.
          This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Subsidiary Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors. All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done.
          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE ONE
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES
Section 101. Application of This Supplemental Indenture.
          Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 102 below, are expressly and solely for the benefit of the Holders of the Notes and the Subsidiary Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 301 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
Section 102. Effect of Supplemental Indenture.
          With respect to the Notes (and any notation of Subsidiary Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 901 thereof to establish the form and terms of the Notes (and any notation of Subsidiary Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:
(a)	Definitions. The definitions and other provisions of general application set forth in Section 101 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 201 of this Supplemental Indenture;

(b)	Provisions of General Application and Security Forms. Sections 102 through 114 and Article Two of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles

Two and Three, respectively (other than Section 201 of this Supplemental Indenture) of this Supplemental Indenture;

(c)	Transfer and Exchange. The provisions of Article Three of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Four of this Supplemental Indenture;

(d)	Satisfaction and Discharge. The provisions of Article Four of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Five of this Supplemental Indenture;

(e)	Remedies. The provisions of Article Five of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Six of this Supplemental Indenture;

(f)	The Trustee. The provisions of Article Six of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Seven of this Supplemental Indenture;

(g)	Holders’ Lists and Reports by Trustee and Company. The provisions of Article Seven of the Base Indenture are deleted and replaced in their entirety by Article Eight of this Supplemental Indenture;

(h)	Consolidation, Merger, Sale of Assets. The provisions of Article Eight of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Nine of this Supplemental Indenture;

(i)	Supplemental Indentures. The provisions of Article Nine of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Ten of this Supplemental Indenture;

(j)	Covenants. The provisions of Article Ten of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Eleven of this Supplemental Indenture;

(k)	Redemption. The provisions of Article Eleven of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Twelve of this Supplemental Indenture;

(l)	Subsidiary Guarantee. The provisions of Article Thirteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Sixteen of this Supplemental Indenture;

(m)	Defeasance and Covenant Defeasance. The provisions of Article Fifteen of the Base Indenture are deleted and replaced in their entirety by the provisions of Article Fourteen of this Supplemental Indenture; and

(n)	Sinking Fund. The provisions of Article Sixteen of the Base Indenture are deleted in their entirety.
          Articles Thirteen and Fifteen of this Supplemental Indenture are intentionally omitted.
          To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (n) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any notation of Subsidiary Guarantee endorsed thereon).

ARTICLE TWO
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 201. Definitions.
          For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, or the Securities Act of 1933, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and references to any Statement of Financial Accounting Standards shall be deemed to include the successor statement or rule adopted by the Financial Accounting Standards Board as part of its Accounting Standards Codification;
     (4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and
     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
          “Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 204.
          “Additional Assets” means:
     (1) any properties or assets to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;
     (2) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

     (3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or
     (4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.
          “Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:
     (a) the sum of: (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since such year end, and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers; (ii) the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements; (iii) the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and (iv) the greater of (A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply; minus

     (b) the sum of: (i) Minority Interests; (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition); (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
          If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note; or
     (2) the excess, if any, of:
     (a) the present value at such Redemption Date of (i) the Redemption Price of such Note at January 15, 2017 (such Redemption Price being set forth in the table appearing in the first paragraph of Section 1203) plus (ii) all required interest payments (excluding accrued and unpaid interest to such Redemption Date) due on such Note through January 15, 2017 computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of such Note.
          “Asset Disposition” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale/Leaseback Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of

Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 1111, and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
     (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (2) a disposition of cash, Cash Equivalents or other financial assets in the ordinary course of business;
     (3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;
     (4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
     (5) transactions in accordance with Section 901 or 902;
     (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
     (7) the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by Section 1112;
     (8) an Asset Swap;
     (9) dispositions of assets with a Fair Market Value of less than $10.0 million;
     (10) Permitted Liens;
     (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
     (12) the licensing or sublicensing of intellectual property (including, without limitation, the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

     (13) foreclosure on assets;
     (14) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;
     (15) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;
     (16) the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business; and
     (17) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.
          “Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 1115 as if the Asset Swap were an Asset Disposition.
          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
          “Base Indenture” has the meaning specified in the initial paragraph of this Supplemental Indenture.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the location of the Corporate Trust Office are authorized or required by law to close.
          “Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          “Cash Equivalents” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
     (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;
     (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the short-term deposit of which is rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $100.0 million;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;
     (5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

     (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.
          “Change of Control” means:
     (1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);
     (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;
     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
     (4) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
          “Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.
          “Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.
          “Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:
     (1) if the Company or any Restricted Subsidiary:

     (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (b)); or
     (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;
     (2) if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and
     (4) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
          “Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:
     (1) Consolidated Interest Expense;
     (2) Consolidated Income Tax Expense;
     (3) consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;
     (4) consolidated amortization expense or impairment charges of the Company and its Restricted Subsidiaries recorded in connection with the application of FASB Accounting Standards Codification (“ASC”) Topic No. 350, Intangibles — Goodwill and Others, and FASB ASC Topic No. 360, Property, Plant and Equipment;

     (5) other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and
     (6) consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries, if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).
          Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated EBITDAX of the Company only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Company and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.
          “Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.
          “Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:
     (1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;
     (2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);
     (3) non-cash interest expense;

     (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
     (5) the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, to the extent such Guarantee becomes payable or such Lien becomes subject to foreclosure;
     (6) cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
     (7) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and
     (8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, minus, to the extent included above, any interest attributable to Dollar-Denominated Production Payments.
          For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness”, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”
          “Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:
     (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
     (a) subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and
     (b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

     (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
     (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
     (b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;
     (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;
     (4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;
     (5) the cumulative effect of a change in accounting principles;
     (6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;
     (7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging);
     (8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
     (9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness; and
     (10) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from Section 1112(c)(ii).
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          “Corporate Trust Office” means the office of the Trustee in Dallas, Texas at which at any particular time its corporate trust business in relation to the Notes shall be administered, which office on the date hereof is located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202-2812, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
          “Covenant Defeasance” has the meaning specified in Section 1403.
          “Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).
          “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
          “Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 407.
          “Defeasance” has the meaning specified in Section 1402.
          “Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
     (3) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Sections 1110 and 1115 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 1112.
          “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means a public or private offering for cash by the Company of Capital Stock (other than Disqualified Stock), other than public offerings registered on Form S-8.
          “Event of Default” has the meaning specified in Section 601.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Expiration Date” has the meaning specified in Section 204.
          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

          “Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.
          “Funding Guarantor” has the meaning specified in Section 1605.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.
          “Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Section 302.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Disqualified Stock. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.
          “Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
          “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of the end of the most recent month for which financial statements are available, are less than $1,000,000 and whose total revenues for the most recent 12-month period for which financial statements are available do not exceed $1,000,000; provided that a Restricted Subsidiary will not be considered to be an

Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
          “Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):
     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);
     (4) the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except as described in clause (8) of the penultimate paragraph of this definition of “Indebtedness”), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;
     (5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;
     (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);
     (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

     (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and
     (9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);
provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”
          The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
          Notwithstanding the preceding, “Indebtedness” of a Person shall not include:
     (1) Production Payments and Reserve Sales;
     (2) any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;
     (3) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of such Person or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Person, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Person or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Person or its Restricted Subsidiaries Incurred without violation of the Indenture;
     (4) any obligation arising from agreements of such Person or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Person or any Restricted Subsidiary;

     (5) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;
     (6) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;
     (7) all contracts and other obligations, agreements, instruments or arrangements described in clauses (19), (20), (21) or (28)(a) of the definition of “Permitted Liens”;
     (8) accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days past the invoice or billing date or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; and
     (9) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.
          In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:
     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and
     (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
     (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
     (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by such Person and its Restricted Subsidiaries.

          “Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
          “Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.
          “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
          “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
     (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;
     (2) endorsements of negotiable instruments and documents in the ordinary course of business; and
     (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
          The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.
          For purposes of the definition of “Unrestricted Subsidiary” and Section 1112,
     (1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and
     (3) if the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, then the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such former Subsidiary not sold or disposed of.
          “Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
          “Investment Grade Rating” means a rating equal to or higher than:
     (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s; or
     (2) BBB— (or the equivalent) with a stable or better outlook by S&P, or, if either such entity ceases to make a rating on the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.
          “Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from at least one Rating Agency, and no Default has occurred and is then continuing under the Indenture.
          “Issue Date” means the first date on which the Notes are issued under the Indenture.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
          “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
          “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
     (5) all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;
provided, however, that if any consideration for an Asset Disposition (that would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether or not a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any of its Restricted Subsidiaries from escrow.
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
          “Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.
          “Non-Recourse Debt” means Indebtedness of a Person:
     (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity,

agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), except for Customary Recourse Exceptions;
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
     (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except for Customary Recourse Exceptions.
          “Notice of Default” means a written notice of the kind specified in Section 601(4).
          “Obligations” has the meaning specified in Section 1601.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.
          “Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom must be, in the case of the Officers’ Certificate referred to in Section 1104(a), the principal executive officer, the principal financial officer or the principal accounting officer of the Company, and that meets the requirements of Section 202.
          “Oil and Gas Business” means:
     (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon and mineral properties or products produced in association with any of the foregoing;
     (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;
     (3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;
     (4) any business relating to oil field sales and service; and
     (5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.
          “Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements of Section 202. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Outstanding”, when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:
     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company (if the Company or an Affiliate of the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;
     (3) Notes as to which Defeasance has been effected pursuant to Section 1402; and
     (4) Notes which have been paid pursuant to Section 406 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
          “Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks equally in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.
          “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.
          “Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:
     (1) of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

     (2) of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,
     (a) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1111, or
     (b) the Consolidated Coverage Ratio for the Company would be greater than the Consolidated Coverage Ratio for the Company immediately prior to such transaction.
          “Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:
     (1) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;
     (2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and
     (3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company (including by way of an Investment in the Notes) or a Restricted Subsidiary;
     (2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
     (3) cash and Cash Equivalents;
     (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (6) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
     (7) Capital Stock, obligations or securities received in settlement of debts (x) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;
     (8) any Person as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 1115;
     (9) Investments in existence on the Issue Date;
     (10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 1111;
     (11) Guarantees issued in accordance with Section 1111;
     (12) Permitted Business Investments;
     (13) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (14) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

     (15) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;
     (16) Investments in the Notes; and
     (17) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of $20.0 million and 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets (with the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary.
          “Permitted Liens” means, with respect to any Person:
     (1) Liens securing Indebtedness under a Credit Facility permitted to be Incurred under the Indenture;
     (2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other Hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (3) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
     (4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

     (5) Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;
     (7) Liens securing Hedging Obligations;
     (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:
     (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
     (b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
     (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
     (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
     (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (13) Liens existing on the Issue Date;
     (14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);
     (15) Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);
     (16) Liens securing the Notes, Subsidiary Guarantees and other obligations under the Indenture;
     (17) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;
     (18) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
     (19) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;
     (20) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
     (21) Liens on pipelines or pipeline facilities that arise by operation of law;

     (22) Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (22), not to exceed the greater of $20.0 million and 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets, as determined on the date of Incurrence of such Indebtedness after giving pro forma effect to such Incurrence and the application of the proceeds therefrom;
     (23) Liens in favor of the Company or any Subsidiary Guarantor;
     (24) deposits made in the ordinary course of business to secure liability to insurance carriers;
     (25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (26) Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 1111; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
     (27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (28) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);
     (29) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (30) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
     (31) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted by Section 1112; and
     (32) Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank.

          In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
          “Place of Payment”, when used with respect to the Notes, means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1102.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 406 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.
          “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for S&P or Moody’s, or both, as the case may be.
          “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.
          “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance” and “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Company or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
     (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and
     (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 401.
          “Reporting Failure” means the failure of the Company to file with the SEC and make available or otherwise deliver to the Trustee and each Holder of Notes, within the time periods specified in Section 804 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company may be required to file with the SEC pursuant to such provision.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Base Indenture.
          “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 405.
          “Senior Secured Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 31, 2008 among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1111).
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 407.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.
          “Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.
          “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.
          “Subsidiary Guarantor” means any Subsidiary of the Company that is a guarantor of the Notes, including each of the six Subsidiaries party to this Supplemental Indenture and any Person that is required after the Issue Date to guarantee the Notes pursuant to Section 1117, in each case until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.
          “Supplemental Indenture” has the meaning set forth in the first paragraph of this instrument.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2017; provided, however, that if the period from the Redemption Date to January 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.
          “2009 Issue Date” means September 18, 2009, the initial date of issuance of the Company’s 8.625% Senior Notes due 2017.

          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
     (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
     (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;
     (3) on the date of such designation, such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with Section 1112;
     (4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
     (a) to subscribe for additional Capital Stock of such Person; or
     (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 1111 on a pro forma basis taking into account such designation.

          “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
          “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.
          “Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
Section 202. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of the Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in the Indenture.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include,
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 203. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.
Section 204. Acts of Holders; Record Dates.
          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Subsidiary Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company and, if applicable, the Subsidiary Guarantors, if made in the manner provided in this Section.
          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.
          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or, if applicable, the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
          The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by the Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 206.
          The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 602, (iii) any request to institute proceedings referred to in Section 607(2) or (iv) any direction referred to in Section 612. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 206.
          With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 206, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section 205. Notices, Etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company or by any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the English language to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or
     (2) the Company or the Subsidiary Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantors.
Section 206. Notice to Holders; Waiver.
          Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If notice is mailed to Holders in the manner provided in this Section 206, it is duly given, whether or not the addressee receives it. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 207. Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.
Section 208. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 209. Successors and Assigns.
          All covenants and agreements in the Indenture by the Company, the Subsidiary Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.
Section 210. Separability Clause.
          In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 211. Benefits of Indenture.
          Nothing in the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.
Section 212. Governing Law.
          The Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.
Section 213. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity.
Section 214. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the

Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 215. No Adverse Interpretation of Other Agreements.
          The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.
Section 216. U.S.A. Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 217. Counterpart Originals.
          The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
ARTICLE THREE
NOTE FORMS
Section 301. Forms Generally.
          The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Subsidiary Guarantee shall be in substantially the form set forth in Annex B hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.
          The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as custodian for the Depositary.
Section 302. Form of Legend for Global Notes.
          Every Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARTICLE FOUR
THE NOTES
Section 401. Title and Terms.
          The Notes shall be entitled the “6.5% Senior Notes due 2022.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $600,000,000, upon delivery of a Company Order. The Trustee shall authenticate Additional Notes thereafter from time to time in unlimited amount for original issue upon receipt of a Company Order (subject to compliance with Section 1111). Any such Company Order shall also specify the date on which the original issue of Notes is to be authenticated and, in relation to any Additional Notes, it shall also specify the principal amount thereof to be issued and shall certify that such issuance is not prohibited by Section 1111.
          The Notes will mature on January 15, 2022. Interest on the Notes will accrue at the rate of 6.5% per annum and will be payable semiannually in cash on each January 15 and July 15, commencing on January 15, 2012 in the case of the Initial Notes, to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.
          The Notes shall be redeemable as provided in Article Twelve and subject to Defeasance and Covenant Defeasance as provided in Article Fourteen. The Notes shall have such other terms as are indicated in Annex A.
Section 402. Denominations.
          The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Section 403. Execution, Authentication, Delivery and Dating.
          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. If its corporate seal is reproduced thereon, it shall be attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile.
          If the Company elects to reproduce its corporate seal on the Notes, then such seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.
          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          At any time and from time to time after the execution and delivery of this Supplemental Indenture and as provided in Section 401, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.
          Each Note shall be dated the date of its authentication.
          No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 409, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.
Section 404. Temporary Securities.
          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed,

typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.
          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.
Section 405. Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.
          Upon surrender for registration of transfer of any Note at the office of the Security Registrar, Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be imposed by law or the Indenture in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 404, 1006, 1110, 1115 or 1208 not involving any transfer.
          If the Notes are to be redeemed in part, the Company shall not be required (A) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 1204, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:

     (1) Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.
     (2) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Company that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company has not appointed a qualified successor within 90 days, (B) an Event of Default has occurred and is continuing and the Depositary has notified the Company and the Trustee of its desire to exchange such Global Note for Notes in certificated form or (C) subject to the Depositary’s rules, the Company, at its option, has elected to terminate the book-entry system through the Depositary.
     (3) Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.
     (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 404, 406, 1006, 1110, 1115 or 1207 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
Section 406. Mutilated, Destroyed, Lost and Stolen Notes.
          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 407. Payment of Interest; Interest Rights Preserved.
          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 206, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 408. Persons Deemed Owners.
          Prior to due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 407) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.
          None of the Company, the Subsidiary Guarantors, the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 409. Cancellation.
          All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard provisions or as directed by a Company Order.
Section 410. Computation of Interest.
          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE FIVE
SATISFACTION AND DISCHARGE
Section 501. Satisfaction and Discharge of Indenture.
          The Indenture shall upon Company Request cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when
     (1) either
     (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 406 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1103), have been delivered to the Trustee for cancellation; or
     (B) all such Notes not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor in the case of (i), (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose cash in U.S. dollars, U.S. Government Obligations, or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Notes; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture in respect of the Notes have been complied with.
          Notwithstanding the satisfaction and discharge of the Indenture in respect of the Notes, the obligations of the Company to the Holders under Sections 405 and 406, the obligations of the Company to the Trustee under Section 707, the obligations of the Trustee to any Authenticating Agent under Section 714 and, if cash or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 502 and the last paragraph of Section 1103 shall survive.
Section 502. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1103, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 501 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and U.S. Government Obligations (including the proceeds thereof) have been deposited with the Trustee.

ARTICLE SIX
REMEDIES
Section 601. Events of Default.
          An “Event of Default”, wherever used herein, means any one of the following events in relation to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of or any premium on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; or
     (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article Nine; or
     (4) failure by the Company to comply for 30 days (or 180 days in the case of a Reporting Failure) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, with any of its obligations under Sections 1110 through 1118 of Article Eleven or Section 804 (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with Article Nine which is covered by clause (3) above); or
     (5) failure by the Company to comply with any agreement in the Indenture (other than an agreement, a default in or failure to comply with is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default:
     (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

     (b) results in the acceleration of such Indebtedness prior to its Stated Maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more; or
     (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (8) the commencement by the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in respect of the Company or in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in furtherance of any such action; or

     (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or
     (10) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.
Section 602. Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default (other than an Event of Default specified in Section 601(7) or 601(8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee at the request of such Holders shall, declare the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Notes shall become immediately due and payable. If an Event of Default specified in Section 601(7) or 601(8) occurs, the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
          At any time after such a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
     (b) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on all the Notes,
     (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Notes, and

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (c) all Events of Default with respect to the Notes, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 613.
          Notwithstanding the foregoing, if an Event of Default specified in Section 601(6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 603. Collection of Indebtedness and Suits for Enforcement by Trustee.
          If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Subsidiary Guarantors or the Company or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Subsidiary Guarantors or the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).
Section 604. Trustee May File Proofs of Claim.
          In case of any judicial proceeding relative to the Company, the Subsidiary Guarantors or any other obligor upon the Notes, or the property or creditors of the Company or the Subsidiary Guarantors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.
          No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
Section 605. Trustee May Enforce Claims Without Possession of Notes.
          All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 606. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 707;
     SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and
     THIRD: The remainder, if any, shall be paid to the Subsidiary Guarantors or the Company, as applicable, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
Section 607. Limitation on Suits.
          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

     (5) the Holders of a majority in principal amount of the Outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 407) interest on such Notes on the Stated Maturity expressed in such Notes (or, in the case of redemption or offer by the Company to purchase the Notes pursuant to the terms of the Indenture, on the Redemption Date or purchase date, as applicable), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 609. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 610. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 406, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 611. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 612. Control by Holders.
          Subject to Section 703(5), the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that
     (1) the Trustee may refuse to follow any direction that conflicts with any rule of law or with the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 613. Waiver of Past Defaults.
          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences or compliance with any covenant or provision hereof, except a default
     (1) in the payment of the principal of or any premium or interest on the Notes (including any Note which is required to have been purchased by the Company pursuant to an offer to purchase by the Company made pursuant to the terms of the Indenture), or
     (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
          Upon any such waiver with respect to a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 614. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
Section 615. Waiver of Usury, Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SEVEN
THE TRUSTEE
Section 701. Certain Duties and Responsibilities.
          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no implied covenants shall be read into the Indenture against the Trustee, and no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 702. Notice of Defaults.
          If a default occurs hereunder with respect to the Notes which is known to the Trustee, the Trustee shall give the Holders of the Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 601(5) with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.
          The Trustee shall not be deemed to have notice of any default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee from the Company or a Holder at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.
Section 703. Certain Rights of Trustee.
          Subject to the provisions of Section 701:
     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
     (8) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes authorized or within its rights.
Section 704. Not Responsible for Recitals or Issuance of Notes.
          The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.
Section 705. May Hold Notes.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 706. Money Held in Trust.
          Money and U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 707. Compensation and Reimbursement.
          The Company agrees
     (1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (7) or (8) of Section 601 of the Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding. For the purposes of this paragraph, “Insolvency” or “Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets, or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.
          The obligations of the Company and the Subsidiary Guarantors under this Section 707 shall survive the satisfaction and discharge of this Indenture.
          To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 707, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
Section 708. Conflicting Interests.
          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or, except as otherwise provided in Section 310(b) of the Trust Indenture Act, resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Base Indenture with respect to Securities of more than one series.

Section 709. Corporate Trustee Required; Eligibility.
          There shall at all times be one (and only one) Trustee hereunder with respect to the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 710. Resignation and Removal; Appointment of Successor.
          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
          The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
          The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
          If at any time:
     (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.
          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 206. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 711. Acceptance of Appointment by Successor.
          In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 712. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.
Section 714. Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 406, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Supplemental Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 206 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 707.
          If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION As Trustee

By:
As Authenticating Agent

By:
Authorized Officer
ARTICLE EIGHT
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 801. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee
     (1) semi-annually, not later than each Interest Payment Date for the Notes in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
Section 802. Preservation of Information; Communications to Holders.
          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

          The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
Section 803. Reports by Trustee.
          The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange
Section 804. Reports by Company.
          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the Holders of the Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to an accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes without cost to any Holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer. The Company shall also comply with the provisions of Trust Indenture Act Section 314(a).
          (b) The Company may request the Trustee on behalf of the Company at the Company’s expense to mail the foregoing to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.
          (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          (d) The availability of the foregoing materials on the SEC’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.

          (e) Delivery of reports, information and documents to the Trustee under this Section 804 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.
ARTICLE NINE
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 901. Company May Consolidate, Etc., Only on Certain Terms.
          The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving Person), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:
     (1) the resulting, surviving or transferee Person (for purposes of this Article Nine, a “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
     (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
     (3) either (A) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 1111 or (B) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, the Consolidated Coverage Ratio of the Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction;
     (4) if the Company is not the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes shall continue to be in effect; and
     (5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
          For purposes of this Article Nine, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.
Section 902. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.
          The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:
     (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or
     (2) the transaction results in release of the Subsidiary Guarantor from its obligations under the Indenture and its Subsidiary Guarantee after and upon compliance with Article Sixteen.
Section 903. Certain Permitted Consolidations, Etc.
          Notwithstanding the preceding Section 901(3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; and provided further that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding Section 901(5).
Section 904. Successor Substituted.
          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 901, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE TEN
SUPPLEMENTAL INDENTURES
Section 1001. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
     (1) cure any ambiguity, omission, defect, mistake or inconsistency;
     (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company or any Subsidiary Guarantor under the Indenture and the Notes;
     (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;
     (4) add Guarantors with respect to the Notes, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee; provided that the release and termination is in accordance with Section 1604;
     (5) secure the Notes or the Subsidiary Guarantees;
     (6) add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;
     (7) make any change that does not adversely affect the rights of any Holder; provided, however, that any change to conform the Indenture to the “Description of Notes” in the final prospectus of the Company relating to the Initial Notes will not be deemed to adversely affect such legal rights;
     (8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or
     (9) provide for the succession of a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture.
          The Trustee is hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.
          Any supplemental indenture authorized by the provisions of this Section 1001 may be executed by the Company, the Subsidiary Guarantors and the Trustee without the consent of the Holders, notwithstanding any of the provisions of Section 1002.

Section 1002. Supplemental Indentures With Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, the Company, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;
     (2) reduce the stated rate of or extend the stated time for payment of interest on any Note;
     (3) reduce the principal of or extend the Stated Maturity of any Note;
     (4) reduce the premium payable upon the redemption of any Note pursuant to Section 1203 or change the time at which any Note may be redeemed pursuant to Section 1203;
     (5) make any Note payable in money other than that stated in the Note;
     (6) impair the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (7) make any change in this Section 1002 or in Section 613;
     (8) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes; or
     (9) make any change to or modify the ranking of the Notes that would adversely affect the Holders.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes, or a purchase of, or tender offer or exchange offer for, other Notes, will not be rendered invalid thereby.
          After an amendment under this Section 1002 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment.

Section 1003. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Section 1004. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 1005. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
Section 1006. Reference in Notes to Supplemental Indentures.
          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.
ARTICLE ELEVEN
COVENANTS
Section 1101. Payment of Principal, Premium and Interest.
          The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture. Principal, premium, if any, and interest will be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
          The Company will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1102. Maintenance of Office or Agency.
          The Company will maintain, in the City and State of New York and in any other Place of Payment, an office or agency where Notes may be presented or surrendered for payment, and it will maintain an office or agency in the continental United States where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby irrevocably designates as a Place of Payment for the Notes the City and State of New York, and initially appoints Wells Fargo Bank, National Association at its corporate trust office in the City of New York, which, at the date hereof, is located at 45 Broadway, 14th Floor, New York, New York 10006-3007, as the Company’s office or agency in such city where the Notes may be presented or surrendered for payment.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain in the City and State of New York, a Place of Payment for the Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 1103. Money for Notes Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent, it will, before 11 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to 11 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, if there are then outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1104. Annual Compliance Certificate; Statement by Officers as to Default.
          (a) The Company and the Subsidiary Guarantors shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Subsidiary Guarantors, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has performed its obligations under the Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
          (b) The Company shall, so long as any Note is Outstanding, deliver to the Trustee within thirty days after the occurrence of a Default, written notice (which need not be an Officers’ Certificate) setting forth the details of such Default, and what action the Company is taking or proposing to take with respect thereto.
Section 1105. Existence.
          Subject to Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 1106. [Reserved].
Section 1107. Payment of Taxes.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Section 1108. [Reserved].
Section 1109. [Reserved].
Section 1110. Purchase of Notes Upon a Change of Control.
          If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 1203, each Holder will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
          Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 1203, the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);
     (2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);
     (3) that any Note not properly tendered will remain outstanding and continue to accrue interest;
     (4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
     (5) that Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) that if the Company is purchasing a portion of the Note of any Holder, the Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and
     (8) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.
On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and
     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
          The Paying Agent will promptly mail or deliver to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
          If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.
          The Company is not required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 1110 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer or (2) notice of redemption of all of the Outstanding Notes has been given pursuant to Section 1205 unless and until there is a default in payment of the applicable Redemption Price.
          A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

          The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1110, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1110 by virtue of its compliance with such securities laws or regulations.
          If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date.
          The Company’s obligation to make a Change of Control Offer pursuant to this Section 1110 may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.
Section 1111. Limitation on Indebtedness and Preferred Stock.
          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date thereof:
     (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and
     (2) no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or its application.
          The first paragraph of this Section 1111 will not prohibit the Incurrence of the following Indebtedness:
     (1) Indebtedness under one or more Credit Facilities of (a) the Company or any Subsidiary Guarantor Incurred pursuant to this clause (1) in an aggregate amount not to exceed the greater of (i) $1,000.0 million or (ii) the sum of $500.0 million and 25.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (b) any Foreign Subsidiary Incurred pursuant to this clause (1) in an aggregate amount not to exceed $50.0 million, in each case outstanding at any one time;

     (2) Guarantees of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;
     (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (a)(i) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee and (b)(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (3);
     (4) Indebtedness represented by (a) the Notes issued on the Issue Date and all Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and 4(a)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or clause (8) or Incurred pursuant to the first paragraph of this Section 1111;
     (5) Permitted Acquisition Indebtedness;
     (6) Indebtedness incurred in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed);
     (7) Preferred Stock (other than Disqualified Stock) of any Restricted Subsidiary;
     (8) Indebtedness represented by Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries (whether or not Incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, Incurred in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary, provided that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (8), together with any Refinancing

Indebtedness Incurred pursuant to clause (4) in respect of such Indebtedness, and then outstanding does not exceed $35.0 million; and provided further that the principal amount of any Indebtedness Incurred under this clause (8) did not in each case at the time of Incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of such acquired or constructed property or improvement or development; and
     (9) in addition to the items referred to in clauses (1) through (8) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed the greater of $70.0 million or 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom.
          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 1111:
     (1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 1111, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to clause (2) below may later classify, reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this Section 1111;
     (2) all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this Section 1111;
     (3) Guarantees of, or obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
     (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
     (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
     (6) Indebtedness permitted by this Section 1111 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 1111 permitting such Indebtedness; and
     (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging) will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 1111.
          The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness (including the issue of any Disqualified Stock), other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 1111, the Company shall be in Default of this Section 1111).
          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 1111, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 1111 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
          Unsecured Indebtedness will not be treated by the Indenture as subordinated or junior to secured Indebtedness merely because it is unsecured, and senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 1112. Limitation on Restricted Payments.
          The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
     (1) declare or pay any dividend or make any payment or distribution on or in respect of the Company’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:
     (a) dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock but including options, warrants or other rights to purchase such Capital Stock of the Company); and

     (b) dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;
     (2) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));
     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of Section 1111 or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (a) a Default shall have occurred and be continuing (or would result therefrom);
     (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 1111 after giving effect, on a pro forma basis, to such Restricted Payment; or
     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the 2009 Issue Date would exceed the sum of:
     (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2009 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);
     (ii) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the 2009 Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) management, employees, directors or any direct or indirect parent of the Company, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (5)(a) of the next succeeding paragraph, (y) a Subsidiary of the Company or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));
     (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the 2009 Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and
     (iv) the amount equal to the aggregate net reduction in Restricted In-vestments made by the Company or any of its Restricted Subsidiaries in any Person after the 2009 Issue Date resulting from:
     (B) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Company), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary;
     (C) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and
     (D) the sale by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (whether any such distribution or dividend is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise).
          The provisions of the preceding paragraph will not prohibit:
     (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 1111; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;
     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 1111; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;
     (4) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this Section 1112; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided further, however, that for purposes of clarification, this clause (4) shall not include cash payments in lieu of the issuance of fractional shares included in clause (9) below;
     (5) so long as no Default has occurred and is continuing, (a) the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Company held by any existing or former employees, management or directors of the Company or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate management, employees or directors, in each case approved by the Company’s Board of Directors; provided that such repurchases or other acquisitions pursuant to this subclause (a) during any calendar year will not exceed $2.0 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Capital Stock of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the 2009 Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the clause (c) of the preceding paragraph), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the 2009 Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (5)(a); provided further, however, that the amount of any such repurchase or other acquisition under this subclause (a) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such transaction will be excluded from clause (c)(ii) of the preceding paragraph; and (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company or to refinance loans or advances made pursuant to this clause 5(b), in an aggregate principal amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;
     (6) purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that such acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;
     (7) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 1110 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 1115; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such Section with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such acquisitions or retirements will be included in subsequent calculations of the amount of Restricted Payments;
     (8) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (8) shall be included in the calculation of the amount of Restricted Payments;
     (9) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (9) shall be excluded in the calculation of the amount of Restricted Payments;
     (10) the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued on or after the 2009 Issue Date in accordance with Section 1111, to the extent such dividends are included in Consolidated Interest

Expense; provided, however, that any payment pursuant to this clause (10) shall be excluded in the calculation of the amount of Restricted Payments; and
     (11) Restricted Payments in an amount not to exceed $30.0 million in the aggregate since the 2009 Issue Date; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date such Restricted Payment of the asset(s) or securities are proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution made within 60 days after the date of declaration shall be determined as of such date. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. Not later than the date of making any Restricted Payment in excess of $15.0 million that will be included in subsequent calculations of the amount of Restricted Payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the this covenant were computed.
          In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (11) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, classify such Restricted Payment.
          The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 1112 or under clause (11) of the second paragraph of this Section 1112, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Section 1113. Limitation on Liens.
          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (the “Initial Lien”) other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.
          Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 1114. Limitation on Restrictions on Distributions from Restricted Subsidiaries.
          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
     (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
     (3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.
          The preceding provisions will not prohibit:
     (1) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture as in effect on such date;
     (2) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;
     (3) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
     (4) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

     (5) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;
     (6) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1) through (5) or clause (12) of this paragraph or this clause (6) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (5) or clause (12) of this paragraph or this clause (6); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;
     (7) in the case of clause (3) of the first paragraph of this Section 1114, any encumbrance or restriction:
     (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;
     (b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;
     (c) contained in any agreement creating Hedging Obligations permitted from time to time under the Indenture;
     (d) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
     (e) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or
     (f) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

     (8) any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 1114 on the property so acquired;
     (9) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
     (10) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;
     (11) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;
     (12) encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 1111; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company taken as a whole, as determined by the Board of Directors of the Company in good faith, than the provisions contained in the Senior Secured Credit Agreement and in the Indenture as in effect on the Issue Date;
     (13) the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 1111 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);
     (14) supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements;
     (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
     (16) any encumbrance or restriction contained in the Senior Secured Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Secured Credit Agreement as in effect on the Issue Date.

Section 1115. Limitation on Sales of Assets and Subsidiary Stock.
          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares or other assets subject to such Asset Disposition;
     (2) at least 75% of the aggregate consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof; and
     (3) except as provided in the next paragraph, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by the Company or such Restricted Subsidiary, as the case may be:
     (a) to prepay, repay, redeem or purchase Pari Passu Indebtedness of the Company (including the Notes) or a Subsidiary Guarantor or any Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case, excluding Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; or
     (b) to invest in Additional Assets;
provided that pending the final application of any such Net Available Cash in accordance with clause (a) or (b) of this Section 1115, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.
          Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Not later than the 366th day from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (“Asset Disposition Offer”) to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”) to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Pari Passu Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) of the Notes and Pari Passu Notes plus accrued and unpaid interest, if any (or in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such

Indebtedness), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Section 1115 or the agreements governing the Pari Passu Notes, as applicable, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. To the extent that the aggregate principal amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other Sections of this Article Eleven. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
          The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 1115 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes and Pari Passu Notes validly tendered and not properly withdrawn in response to the Asset Disposition Offer.
          If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.
          On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1115 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder of Notes or holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
          The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 1115, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.
          For the purposes of clause (2) of the first paragraph of this Section 1115, the following will be deemed to be cash:
     (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) of the first paragraph of this Section 1115;
     (2) with respect to any Asset Disposition of oil and gas properties by the Company or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such properties and activities related thereto that the transferee (or an Affiliate thereof) has agreed to pay; and
     (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof.
          Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of the first paragraph of this Section 1115 shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.
          The requirement of clause (3)(b) of the first paragraph of this Section 1115 above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
          The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:
     (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value in excess of $20.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.
Section 1116. Limitation on Affiliate Transactions.
          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:
     (1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and
     (2) either: (a) if such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million but not greater than $50.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above, or (b) if such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction.
          The preceding paragraph will not apply to:
     (1) any Restricted Payment permitted to be made pursuant to Section 1112 or any Permitted Investment;
     (2) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or insurance and indemnification arrangements provided to or for the benefit of directors and employees approved by the Board of Directors of the Company;
     (3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (4) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (5) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 1111;
     (6) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an Equity Interest in or otherwise controls such joint venture or similar entity;
     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;
     (8) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;
     (9) the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;
     (10) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;
     (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;
     (12) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person; and
     (13) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person.
Section 1117. Future Subsidiary Guarantors.
          The Company will cause (a) each Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary) formed or acquired after the Issue Date and (b) any other Domestic Subsidiary that is not already a Subsidiary Guarantor that Guarantees any Indebtedness of the Company or a Subsidiary Guarantor, in each case to execute and deliver to the Trustee within 30 days a supplemental indenture (in substantially the form specified in Annex C to the Indenture) pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary.
Section 1118. Payments for Consent.
          Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Section 1119. Covenant Termination.
          From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above in Sections 901(3), 1111, 1112, 1114, 1115 and 1116.
          After the foregoing covenants have been terminated, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”
ARTICLE TWELVE
REDEMPTION OF NOTES
Section 1201. Applicability of Article.
          The Notes shall be redeemable at the election of the Company in accordance with their terms and in accordance with this Article.
Section 1202. Election to Redeem; Notice to Trustee.
          In case of any redemption of less than all Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in the Indenture, the Company shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction.
Section 1203. Optional Redemption.
          (a) On and after January 15, 2017, the Company may redeem all or, from time to time, a part of the Notes at the following Redemption Prices (expressed as a percentage of principal amount of the

Notes) plus accrued and unpaid interest on the Notes, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage

2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%
          (b) Prior to July 15, 2014 the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that
     (1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and
     (2) the redemption occurs within 180 days after the closing of the related Equity Offering.
          (c) In addition, the Notes may be redeemed, in whole or in part, at any time prior to January 15, 2017 at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
          (d) The Notes may be redeemed, as a whole, following certain Change of Control Offers pursuant to Section 1110, at the Redemption Price and subject to the conditions set forth in such Section.
Section 1204. Selection by Trustee of Notes to Be Redeemed.
          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), by lot or by such other method as the Trustee, in its sole discretion, shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Notes, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

          For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
Section 1205. Notice of Redemption.
          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Defeasance or Covenant Defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Five.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price, if then determined and otherwise the basis for its determination,
     (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note be redeemed and that interest thereon will cease to accrue on and after said date,
     (5) the place or places where each such Note is to be surrendered for payment of the Redemption Price,
     (6) the CUSIP/ISIN numbers of the Notes; and
     (7) any conditions precedent for the redemption or notice of redemption.
          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of a redemption with the Net Cash Proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.
Section 1206. Deposit of Redemption Price.
          Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 1207. Notes Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 407.
          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.
Section 1208. Notes Redeemed in Part.
          Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE THIRTEEN
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ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
Section 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.
          The Company may elect, at its option at any time, to have Section 1402 or Section 1403 applied to the Notes, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced in or pursuant to a Board Resolution delivered to the Trustee.
Section 1402. Defeasance and Discharge.
          Upon the Company’s exercise of its option to have this Section applied to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due, (2) the Company’s obligations with respect to such Notes under Sections 404, 405, 406, 1102, 1103 and 1104(a) and its obligations under Section 314(a) of the Trust Indenture Act, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. If the Company exercises its defeasance option pursuant to this Section 1402, the Subsidiary Guarantees will terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 602 because of an Event of Default. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 1403 applied to such Notes.
Section 1403. Covenant Defeasance.
          Upon the Company’s exercise of its option to have this Section applied to the Notes, (1) the Company shall be released from its obligations under Section 901(3), Section 1107, Sections 1110 through 1118, inclusive; (2) the occurrence of any event specified in Sections 601(3) (with respect only to the obligation under Section 901(3)), 601(4), 601(5), 601(6), 601(7) (with respect only to Significant Subsidiaries) or (8) (with respect only to Significant Subsidiaries), 601(9) and 601(10) shall be deemed not to be or to result in an Event of Default, and (3) the Subsidiary Guarantees shall be automatically released, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of the Indenture and such Notes shall be unaffected thereby.
Section 1404. Conditions to Defeasance or Covenant Defeasance.
          The following shall be the conditions to the application of Section 1402 or Section 1403 to any Notes:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 709 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments and specifically dedicated solely to the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the Stated Maturities or Redemption Date, as applicable, in accordance with the terms of the Indenture and such Notes.
     (2) In the event of an election to have Section 1402 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Supplemental Indenture, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.
     (3) In the event of an election to have Section 1403 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
     (4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.
     (5) No Default with respect to such Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 601(7) and (8), at any time on or prior to the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 121st day), other than a Default resulting from the borrowing of funds to be applied to such deposit.
     (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.
     (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound.
     (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause either the Trustee or the trust so created to be subject to the Investment Company Act.
     (9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1405.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 1103, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent)

as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.
          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.
Section 1406. Reinstatement.
          If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and such Notes from which the Company has been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.
ARTICLE FIFTEEN
[INTENTIONALLY DELETED]
ARTICLE SIXTEEN
SUBSIDIARY GUARANTEES
Section 1601. Unconditional Guarantee.
          (a) For value received, each of the Subsidiary Guarantors hereby fully and unconditionally guarantees (the “Subsidiary Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company (collectively, the “Obligations”), when and as such principal, premium, if any, and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture, subject to the limitations set forth in Section 1603.
          (b) Failing payment when due of any amount guaranteed pursuant to its Subsidiary Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Subsidiary Guarantee of any other Subsidiary Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 607, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Subsidiary Guarantor to enforce its Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.
          (c) The obligations of each of the Subsidiary Guarantors under this Article shall be as aforesaid full and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the other Subsidiary Guarantors contained in the Notes or the Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, any of the other Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the other Subsidiary Guarantors or the Trustee of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the other Subsidiary Guarantors under the Indenture, (E) the extension of the time for payment by the Company or any of the other Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Company or any of the other Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the other Subsidiary Guarantors set forth in the Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the other Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Subsidiary Guarantee or the Indenture in any such proceeding, (H) the release or discharge of the Company or any of the other Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Notes or the Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Subsidiary Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
          (d) Each of the Subsidiary Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the

Company or any of the Subsidiary Guarantors, and all demands whatsoever, (B) acknowledges that any agreement, instrument or document evidencing its Subsidiary Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Subsidiary Guarantee without notice to it and (C) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Subsidiary Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Subsidiary Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, the Subsidiary Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
          (e) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Subsidiary Guarantees shall have been paid in full or discharged.
Section 1602. Execution and Delivery of Notation of Subsidiary Guarantee.
          To further evidence its Subsidiary Guarantee set forth in Section 1601, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Subsidiary Guarantee, substantially in the form attached hereto as Annex B, shall be endorsed on each Note entitled to the benefits of the Subsidiary Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of such Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, an Officer of the general partner of each Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby agrees that the Subsidiary Guarantee set forth in Section 1601 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to its Subsidiary Guarantee. If any Officer of the Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, any Officer of the general partner of the Subsidiary Guarantor, whose signature is on the Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Subsidiary Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in the Indenture on behalf of the Subsidiary Guarantors.
Section 1603. Limitation on Subsidiary Guarantors’ Liability.
          Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Subsidiary Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or State law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of the Subsidiary Guarantees and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its

Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or State law.
Section 1604. Release of Subsidiary Guarantors from Guarantee.
          (a) Notwithstanding any other provisions of the Indenture, the Subsidiary Guarantee of any Subsidiary Guarantor shall be released upon the terms and subject to the conditions set forth in this Section 1604. Any Subsidiary Guarantee incurred by a Subsidiary Guarantor pursuant to this Article shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or other disposition, whether by way of merger, consolidation or otherwise, to any Person that is not the Company or a Restricted Subsidiary, of a sufficient amount of the Capital Stock of such Subsidiary Guarantor so that it no longer qualified as a “Subsidiary,” (B) any sale, exchange or other disposition (other than a lease) of all or substantially all of the assets of such Subsidiary Guarantor to any Person that is not the Company or a Restricted Subsidiary (provided, in respect of both clauses (A) and (B), such sale, exchange or other disposition is not prohibited by the Indenture), (C) the merger of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by the Indenture), (D) the designation by the Company of such Subsidiary as an Unrestricted Subsidiary in compliance with the other applicable provisions of the Indenture or (E) in connection with any Covenant Defeasance, Legal Defeasance or satisfaction and discharge of the Notes as provided under Article Five or Article Fourteen of the Indenture or (ii) upon delivery of a written notice of such release or discharge by the Company to the Trustee, following the release or discharge of all Guarantees by such Subsidiary Guarantor of any Indebtedness that resulted in the creation of such Subsidiary Guarantee pursuant to Section 1117, except a discharge or release by or as a result of payment under such Guarantees.
          (b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Subsidiary Guarantee upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture.
          (c) Any Subsidiary Guarantor not released in accordance with the provisions of the Indenture will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Sixteen, subject to the limitations of Section 1603.
Section 1605. Subsidiary Guarantor Contribution.
          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s Obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.

          The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CONCHO RESOURCES INC.
By:	/s/ Darin G. Holderness
Darin G. Holderness
Senior Vice President, Chief Financial Officer and Treasurer

COG HOLDINGS LLC COG OPERATING LLC COG REALTY LLC CONCHO ENERGY SERVICES LLC CONCHO OIL & GAS LLC QUAIL RANCH LLC
By:	/s/ Darin G. Holderness
Darin G. Holderness
Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ John C. Stohlmann
John C. Stohlmann
Vice President

ANNEX A
CUSIP 20605PAC5
ISIN US20605PAC59
[Form of Face of Note]
[If a Global Note, insert the Global Note Legend.]
CONCHO RESOURCES INC.
6.5% Senior Note due 2022

No.	$
          Concho Resources Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of ________ Dollars on January 15, 2022, [if this Note is a Global Note, insert — or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto,] and to pay interest thereon from May 23, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2012, at the rate of 6.5% per annum, until the principal hereof is paid or made available for payment, and to pay interest on any overdue principal hereof or installment of interest hereon at the same rate, to the extent lawful, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
          Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, [if this Note is a Global Note, insert — in immediately available funds] in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, unless this Note is a Global Note, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been manually signed in the name of the Trustee referred to on the reverse hereof by an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its undersigned officer.

CONCHO RESOURCES INC.

By:
Trustee’s Certificate of Authentication
          This is one of the 6.5% Senior Notes due 2022 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:	Authorized Signatory
          Dated:

[Form of Reverse of Note]
          This Note is one of a duly authorized series of senior notes of the Company (herein called the “Note”), issued under an Indenture, dated as of September 18, 2009 (the “Base Indenture”), as supplemented and amended by the Fourth Supplemental Indenture, dated as of May 23, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”), among the Company, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600.0 million but subject to re-opening as provided in the Supplemental Indenture.
          On and after January 15, 2017, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the following Redemption Prices (expressed as a percentage of principal amount of the Notes) plus accrued and unpaid interest on the Notes, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage

2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%
          Prior to July 15, 2014, the Company may, at its option, on any one or more occasions, upon not less than 30 nor more than 60 days’ prior notice, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that
     (1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and
     (2) the redemption occurs within 180 days after the closing of the related Equity Offering.
In addition, the Notes may be redeemed, in whole or in part, at any time prior to January 15, 2017, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note; or
     (2) the excess, if any, of:
     (a) the present value at such redemption date of (i) the Redemption Price of such Note at January 15, 2017 (such Redemption Price being set forth in the table appearing above) plus (ii) all required interest payments (excluding accrued and unpaid interest to such Redemption Date) due on such Note through January 15, 2017, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of such Note.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the Redemption Price and subject to the conditions set forth in Section 1110 of the Indenture.
          Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent.
          In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note as well as certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
          If an Event of Default with respect to the Notes shall occur and be continuing, the Notes may be declared (or shall automatically become) due and payable in the manner and with the effect provided in the Indenture.
          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request (and such Holders shall not have waived such Event of Default), and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture.
          Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may

treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.
          No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          The Notes, the Subsidiary Guarantees and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
          If you want to elect to have this Note purchased by the Company pursuant to Section 1110 or Section 1115 of the Indenture, check the appropriate box below:
☐ Section 1110                      ☐ Section 1115
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1110 or Section 1115 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*
          The following exchanges of a part of this Global Note for other Notes have been made:

			Principal Amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized signatory
	in Principal Amount	in Principal Amount	following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

ANNEX B
NOTATION OF SUBSIDIARY GUARANTEE
          Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture (as defined below)), has fully and unconditionally guaranteed, to the extent set forth in Article Sixteen of the Fourth Supplemental Indenture dated as of May 23, 2011, by and among Concho Resources Inc., as issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Supplemental Indenture”) to the Indenture, dated as of September 18, 2009 among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.
          The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Sixteen of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and the conditions upon which it may be released.
          IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this notation to be duly executed.

[Name of Subsidiary Guarantor(s)]
By:
Name:
Title:

B-1

ANNEX C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among [Name of Future Subsidiary Guarantor(s)] (the “New Subsidiary Guarantor”), a subsidiary of Concho Resources Inc., a Delaware corporation [or its permitted successor] (the “Company”), the existing Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors”, or individually as a “Subsidiary Guarantor.”
W I T N E S S E T H
          WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 18, 2009, and a Fourth Supplemental Indenture (herein so called) dated as of May 23, 2011 relating to the 6.5% Senior Notes due 2022 (the “Securities”) of the Company;
          WHEREAS, Section 1117 of the Fourth Supplemental Indenture obligates the Company to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and
          WHEREAS, pursuant to Section 1001 of the Fourth Supplemental Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
          NOW THEREFORE, to comply with the provisions of the Fourth Supplemental Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Fourth Supplemental Indenture.
          2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in Article Sixteen of the Fourth Supplemental Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Sixteen of the Fourth Supplemental Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.
          3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
          4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

C-1

This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
          5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

C-2

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
          Dated: _______________, 20__

[NEW SUBSIDIARY GUARANTOR]
By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]
By:
Name:
Title:

Concho Resources Inc.
By:
Name:
Title:

Wells Fargo Bank, National Association, as Trustee
By:
Authorized Signatory

C-3